Exhibit 99.1

March 18, 2024

Atmus Becomes a Fully Independent Company Following Final Separation from Cummins

NASHVILLE, Tenn - Atmus Filtration Technologies Inc. (NYSE: ATMU) (“Atmus”) today announced its separation from Cummins Inc. (“Cummins”), marking Atmus’ first day as a fully independent company.

“Today we celebrate a new day for Atmus,” shared Steph Disher, Chief Executive Officer of Atmus. “As we look at what’s next for Atmus, we have a clear strategy along with a talented and dedicated team that continues to deliver the filtration solutions our customers expect from us. I am excited about all we will achieve as we realize our purpose of creating a better future by protecting what is important.”

As separately announced today, Cummins accepted an aggregate of 5,574,051 shares of Cummins common stock in exchange for 67,054,719 shares of Atmus common stock.

Full details of the results are available in a separate press release issued by Cummins.

About Atmus

Atmus Filtration Technologies Inc. is a global leader in filtration and media solutions. For more than 65 years, the company has combined its culture of innovation with a rich history of designing and manufacturing filtration solutions. With a presence on six continents, Atmus serves customers across truck, bus, agriculture, construction, mining, marine and power generation vehicle and equipment markets, along with comprehensive aftermarket support and solutions. Headquartered in Nashville, Tennessee (U.S.), Atmus employs approximately 4,500 people globally who are committed to creating a better future by protecting what is important. Learn more at https://www.atmus.com/

Forward-Looking Statements

This communication contains certain statements about Atmus that are forward-looking statements. Forward-looking statements are based on current expectations and assumptions regarding Atmus’ business, the economy and other future conditions. In addition, the forward-looking statements contained in this communication may include statements about the expected effects on Atmus of the exchange offer, the anticipated benefits of the exchange offer, Atmus’ anticipated financial results, and all other statements in this communication that are not historical facts.

Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and are detailed more fully in Atmus’ periodic reports filed from time to time with the U.S. Securities and Exchange Commission. Such uncertainties, risks and changes in circumstances could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Atmus undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances, except to the extent required by applicable securities laws. Investors should not put undue reliance on forward-looking statements.

Investor Relations:
Todd Chirillo
investor.relations@atmus.com

Media Relations:
Keri Moenssen
media.inquiries@atmus.com